UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 3, 2017 (December 30, 2016)

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Election of Directors

(b)	Departure of Directors or Certain Officers

Resignation of Interim President and Chief Executive Officer

In connection with the previously disclosed anticipated management changes at HCP, Inc. (the “Company”), on December 30, 2016, Michael D. McKee provided notice to the Board of Directors of the Company (the “Board”) that, while he intends to continue to serve as Executive Chairman, he was resigning as interim President and Chief Executive Officer, effective January 1, 2017.

(c)	Appointment of Certain Officers

Election of Chief Executive Officer

On December 30, 2016, the Board elected Thomas M. Herzog, 54, to serve as Chief Executive Officer, effective January 1, 2017. The Company has initiated a search to fill the position of Chief Financial Officer.

Mr. Herzog served as Chief Financial Officer (“CFO”) of the Company from June 2016 through December 2016. From January 2013 until joining the Company in June 2016, he was CFO of UDR, Inc. (NYSE: UDR), a multifamily REIT. Mr. Herzog served as CFO of Amstar, a Denver-based real estate investment company, from August 2011 to January 2013. He previously served as CFO of the Company from April 2009 to May 2011. Mr. Herzog was Chief Accounting Officer at Apartment Investment and Management Company (NYSE: AIV), a multifamily REIT, from 2004 to 2005 and CFO from 2005 to 2009. From 2000 to 2004, he served in the roles of Chief Accounting Officer & Global Controller and Finance Technical Advisor for GE Real Estate. Prior to joining GE Real Estate, Mr. Herzog began his career in public accounting with Deloitte & Touche LLP, serving in the audit department for ten years, including a two-year national office assignment in the real estate group. He currently serves on the Board of Directors for Tier REIT, Inc. (NYSE: TIER), an office property REIT.

There are no family relationships involving Mr. Herzog that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Election of President

On December 30, 2016, the Board also elected J. Justin Hutchens, 42, to serve as President, effective January 1, 2017.

Mr. Hutchens has been with the Company since September 2015, most recently as Executive Vice President and Chief Investment Officer. Prior to joining the Company, Mr. Hutchens was President and Chief Executive Officer of National Health Investors, Inc. (NYSE: NHI), a healthcare REIT, since March 2011 and President and Chief Operating Officer (“COO”) from February 2009 to March 2011. He served on NHI’s Board of Directors from 2010 to 2015. Mr. Hutchens has national operating experience as the COO of Summerville Senior Living from 2003 to 2007 and, upon its merger with Emeritus Corporation, the COO of Emeritus Senior Living Corporation (NYSE: ESC) from 2007 to 2009. From 1997 to 2003, he held multi-site management roles overseeing marketing and operations in the senior housing and post-acute industries. Mr. Hutchens currently serves on the Board of Directors for the National Investment Center for Seniors Housing and Care.

There are no family relationships involving Mr. Hutchens that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

(d)	Election of Directors

Election of Director of the Board

On December 30, 2016, the Board appointed Thomas M. Herzog to serve as a director of the Board, effective January 1, 2017, until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

There is not any arrangement or understanding between Mr. Herzog and any other persons pursuant to which he was appointed as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Herzog within the meaning of Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 3, 2017, the Company issued a press release announcing the election of Mr. Herzog as Chief Executive Officer and his appointment to the Board, and the election of Mr. Hutchens as President, each effective as of January 1, 2017, as noted in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017

HCP, Inc. (Registrant)

By:	/s/ Troy E. McHenry
Troy E. McHenry Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description

99.1	Press Release dated January 3, 2017.

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